Exhibit No. 9
                           KIRKPATRICK & LOCKHART LLP
                         1800 MASSACHUSETTS AVENUE, N.W.
                                    2ND FLOOR
                           WASHINGTON, D.C. 20036-1800
                             TELEPHONE 202-778-9000

                                December 8, 1999

PaineWebber Master Series, Inc.
51 West 52nd Street
New York, New York 10019-6114

Ladies and Gentlemen:

           You have requested our opinion, as counsel to PaineWebber Master Series, Inc. ("Fund"), as to certain matters regarding the issuance of certain Shares of the Fund. As used in this letter, the term "Shares" means the Class A, Class B, Class C and Class Y shares of common stock of the series of the Fund listed below that may be issued during the time that Post-Effective Amendment No. 40 to the Fund's Registration Statement on Form N-1A ("PEA") is effective and has not been superseded by another post-effective amendment. The series of the Fund is PaineWebber Balanced Fund.

           As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Fund's Articles of Incorporation and by-laws and such resolutions and minutes of meetings of the Fund's Board of Directors as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the State of Maryland that in our experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the laws of that State and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.


           Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Fund and that, when sold, the Shares will have been validly issued, fully paid and non-assessable, provided that (1) the Shares are sold in accordance with the terms contemplated by the PEA, including receipt by the Fund of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, and (2) the aggregate number of Shares issued, when combined with all other then-outstanding shares, does not exceed the number of shares that the Fund is authorized to issue.


           We hereby consent to this opinion accompanying the PEA when it is filed with the SEC and to the reference to our firm in the statement of additional information that is being filed as part of the PEA.

                                                 Very truly yours,

                                                 /s/ Kirkpatrick & Lockhart LLP
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                                                 KIRKPATRICK & LOCKHART LLP